Exhibit 10.4

FORM OF

MASTER SERVICES AGREEMENT

dated as of

[•], 2014

by and among

TRANSOCEAN OFFSHORE DEEPWATER DRILLING INC.,

and

TRANSOCEAN PARTNERS LLC,

and

CERTAIN SUBSIDIARIES

OF TRANSOCEAN PARTNERS LLC

i

MASTER SERVICES AGREEMENT

THIS MASTER SERVICES AGREEMENT (the “Agreement”), entered into on [            ], 2014 and effective as of the Effective Date set forth below, is made by and among Transocean Offshore Deepwater Drilling Inc., a Delaware corporation (together with its Affiliates and subsidiaries set forth on Exhibit A, “Provider”), Transocean Partners LLC, a Marshall Islands limited liability company (the “Company”), the holding company subsidiaries of the Company which are signatories to this Agreement (each a “Company Holding Subsidiary”) and the rig-operating subsidiaries of the Company which are signatories to this Agreement (each a “Company Operating Subsidiary”). The Company Holding Subsidiaries and the Company Operating Subsidiaries are collectively referred to as the “Company Subsidiaries”, and the Company Subsidiaries and the Company are collectively referred to as the “Company Group”. Provider, the Company and the Company Subsidiaries are hereinafter jointly referred to as the “Parties” and, individually, as a “Party.” Certain capitalized terms, when used in this Agreement, shall have the meanings set forth or referenced in Section 12.1 of this Agreement.

RECITALS:

WHEREAS, the Company Group obtains certain services from its own employees and may from time to time wish to supplement those services;

WHEREAS, the Company Group wishes to engage Provider to provide certain general assistance, administrative support, advisory, technical and general administrative services to the Company Group to supplement the services provided by the employees of the Company Group;

WHEREAS, the Company Operating Subsidiaries wish to engage Provider to also provide certain non-executive management services to the Company Operating Subsidiaries; and

WHEREAS, Provider wishes to provide such services on the terms set forth herein.

AGREEMENT:

NOW THEREFORE, in consideration of the mutual covenants expressed herein, the Parties hereby agree as follows:

ARTICLE 1

APPOINTMENT AND EFFECTIVE DATE

1.1 Each member of the Company Group hereby confirms the appointment of Provider to provide the general assistance and administrative support services specified in this Agreement (the “Administrative Services”) and the advisory and technical services with their associated general administrative services specified in this Agreement (the “Technical Services”) to each member of the Company Group, as necessary, subject to the terms and conditions set forth in this Agreement, and Provider hereby accepts such appointment.

1.2 Each Company Operating Subsidiary hereby confirms the appointment of Provider to provide certain non-executive management services (the “Management Services” and, together with the Administrative Services and the Technical Services, the “Services”) to each Company Operating Subsidiary, as necessary, subject to the terms and conditions set forth in this Agreement, and Provider hereby accepts such appointment.

1.3 Notwithstanding anything to the contrary contained in this Agreement, in no event shall Provider provide, or be obligated to provide, executive management services to any member of the Company Group hereunder.

1.4 The Board of Directors of the Company (the “Board”) expressly retains all authority granted to it pursuant to the Second Amended and Restated Limited Liability Company Agreement of the Company, dated [            ], 2014 (as the same may be amended, restated, modified or supplemented from time to time, the “LLC Agreement”).

1.5 This Agreement shall be effective as of [            ], 2014 (the “Effective Date”).

ARTICLE 2

SERVICES

2.1 Administrative Services. To the extent requested by the members of the Company Group, Provider shall provide, or shall cause to be provided, the following Administrative Services to the Company Group, together with such other similar services as may be agreed upon by Provider and the Company from time to time:

2.1.1 Headquarter Support. Advice and assistance in connection with executive oversight, accounting, finance, tax, legal, investor relations, marketing, procurement and similar activities of the Company Group, including:

(a) The compilation and preparation of all annual and quarterly reports to be filed by the Company Group with the SEC and other regulatory bodies, including the preparation of financial statements.

(b) Support and assistance with forecasting, budgeting, corporate planning, taxation, internal auditing, accounts payable and accounting.

(c) Legal matters, including the formation of new entities, assistance with the negotiation and preparation of contracts, assistance with negotiation and compliance with local authorities and other governing and regulatory bodies, including the SEC, the NYSE and any other stock exchange on which the securities of the Company may be listed.

(d) Investor relations and communications.

(e) Computer and network hardware, software, network services, satellite communications and other information systems.

2.1.2 Company Records.

(a) Assistance with the maintenance of all original corporate documents of the Company Group, including statutory books and records, if requested.

(b) Establishment and maintenance of archives (whether in electronic or physical form) of contracts and other documents of the Company Group.

2.1.3 Financing. Assistance in matters relevant to the financing of the Company Group’s activities, including forecasting, budgeting, accounts payable and receivable processing, taxation, accounting, the identification of sources of potential financing, assistance in negotiation of financing arrangements and coordination of financing with other Transocean Group companies for the benefit of the Company Group.

2.1.4 Human Resources. Assistance in human resources matters, including hiring and recruiting, payroll processing, employee compensation and benefits administration and employee career development.

2.1.5 Insurance.

(a) Insurance administration for the Company Group, to the extent necessary, and for the drilling rigs owned or operated by certain members of the Company Group (the “Company Rigs”) in accordance with the general guidelines and policies from time to time in force for coverage, insurers and terms for the insurance of drilling rigs, including the administration of risk management functions and the delivery and receipt of insurance certificates to third parties, including clients and vendors.

(b) Advice and assistance to the Company Group in filing and managing claims under all insurance policies and/or within any deductibles and self-insured retentions procured for the Company Group and the Company Rigs.

(c) Advice and assistance to the Company Group in the procurement of other insurance as may be necessary or prudent in order to comply with legal or contractual requirements, or otherwise prudently insure the risks of the Company Group.

2.1.6 Safety and Training. Assistance to the Company Group in handling incidents involving the Company Rigs, safety and quality control and employee training.

2.1.7 Legal Services/Disputes. Advice and assistance in legal matters, including preparation and oversight of public company reporting and compliance, general commercial and business matters (including intellectual property, contract review, and human resources matters), prosecution or defense of any and all legal proceedings by or against any member of the Company Group, on such member’s behalf; provided, however, that Provider shall not be obligated to provide legal services with respect to matters in which the Company Group is adverse to Provider or any Affiliates of Provider.

2.1.8 Compliance Services. Advice and assistance in compliance program matters including the development and implementation of an effective compliance program, code of conduct and other policies and guidelines and any applicable obligations under the Consent Decree, EPA Agreement and other governmental agreements.

2.1.9 No Management Services. For the avoidance of doubt, Administrative Services shall not include any Management Services.

2.2 Technical Services. To the extent requested by the members of the Company Group, Provider shall provide, or shall cause to be provided, the following Technical Services to the Company Group, together with such other similar services as may be agreed upon by Provider and the Company from time to time:

2.2.1 Operations Services. Assistance in the establishment of global operating procedures and standards of the Company Rigs, as well as ongoing evaluation and support, including:

(a) minimum operating standard procedures, including onshore emergency contingency procedures, offshore contingency plans, rig move procedures and review, station keeping procedures, on station marine activities and procedures, drilling and well control activities and procedures;

(b) operation service standards, including monitoring drilling unit compliance with maintenance standards and regulations, flag and coastal state requirements, Classification Society requirements, operational management plans for each drilling contract, equipment list maintenance procedures and drilling unit operational capability procedures; and

(c) safety management systems including procedures, monitoring programs and best-practice sharing.

2.2.2 Engineering and Technology Services. Assistance with engineering and technology services relating to equipment modification, including:

(a) upgrades and major repairs;

(b) design specifications, equipment lists and drawings and technical modification accuracy verifications; and

(c) coordination with the Classification Societies, Certifying Authorities and Governmental Authorities for approval and compliance with applicable rules and regulations.

2.2.3 Incident Management. Assistance to the Company Group in handling any incidents involving the Company Rigs in the course of operations.

2.2.4 Software.

(a) Except for software licensed from third parties that are not Affiliates of Provider, all software used on or in connection with any of the Company Rigs (the “Transocean Software”), is proprietary to Provider or its Affiliates and is hereby licensed or sublicensed non-exclusively, royalty-free to the Company Group solely for use in connection with its business and only until the earlier of the termination of this Agreement or the time at which the Service to which such Transocean Software relates terminates or ceases to be provided under this Agreement. The Company Group agrees not to use the licensed or sublicensed Transocean Software or related documentation (other than in connection with operation of the Company Rigs during the term of this Agreement) or to copy, modify, reverse engineer, reverse compile, or reverse assemble it. Irrespective of any terms to the contrary in this Agreement, any and all such licenses and sublicenses shall terminate as of the termination of this Agreement. The Company Group shall, during the term of this Agreement and for two years thereafter, upon Provider’s reasonable request and upon reasonable prior notice from Provider, make the Company Rigs (or the Company Group’s other places of business) available for inspection by Provider or its designated representatives (at Provider’s sole expense) for the sole purpose of confirming the Company Group’s compliance with this Section 2.2.4(a) and subject to Provider’s obligation to keep information confidential pursuant to Article 6.

(b) As a result of the provision of Services, certain employees of the Company Group may receive access to computer, software, communications or information networks or systems of Provider or its Affiliates, and any related documentation (collectively, “Provider Systems”). The Company Group shall access and use only those Provider Systems for which it has been granted the right to access and use. The Company Group’s right to access and use is provided for the limited purpose of supporting the Services provided hereunder. Individual access to such Provider Systems is strictly limited to those employees of the Company Group approved by Provider. With respect to all Provider Systems to which any employee of the Company Group has access as a result of the Services being provided, the Company Group (i) shall use such Provider Systems internally and for their intended purpose only, shall not distribute, publish, transfer, sublicense or in any manner make such Provider Systems available to other organizations or persons, and shall not act as a service bureau or consultant in connection with such Provider Systems; (ii) shall comply with all of Provider’s system security policies, procedures and requirements that have been provided to the Company Group (“Security Regulations”); and (iii) shall not tamper with, compromise or circumvent any security or audit measures employed by Provider. The Company Group shall use commercially reasonable efforts to allow only those employees acting on its behalf who are specifically authorized to have access to the Provider Systems to gain such access and to prevent unauthorized access, use, destruction, alteration or loss of information contained therein, including notifying its employees who might have access to such Provider Systems of the restrictions set forth in this Agreement and of the Security Regulations.

(c) If, at any time, (i) any employee of the Company Group or other Person acting on its behalf seeks to circumvent, or circumvents, the Security Regulations, (ii) any unauthorized employee of the Company Group or Person acting on its behalf accesses the Provider Systems, or (iii) any employee or representative of the Company Group engages in activities that may lead to the unauthorized access, use, destruction, alteration or loss of data, information or software of Provider, the Company Group shall promptly terminate any such employee’s or Person’s access to the Provider Systems and immediately notify Provider. In addition, Provider shall have the right to deny any employee of the Company Group or other Person acting on the Company Group’s behalf access to the Provider Systems in the event that Provider reasonably believes that such employee has engaged in any of the activities set forth above in this Section 2.2.4(c) or otherwise poses a security concern. The Company Group shall cooperate with Provider in investigating any apparent unauthorized access to the Provider Systems.

(d) Without limiting the generality of any other provision hereof, the Company Group shall have responsibility under this Agreement for the actions and omissions of both its employees and any other Person acting on its behalf.

(e) To the extent the Company Group no longer requires access to the Provider Systems with respect to specific software, functions, systems or services, the Company Group’s access will be terminated.

2.2.5 No Management Services. For the avoidance of doubt, Technical Services shall not include any Management Services.

2.3 Management Services. To the extent requested by the members of the Company Operating Subsidiaries, Provider shall provide, or shall cause to be provided, the following Management Services to the Company Operating Subsidiaries (but, for the avoidance of doubt, not to the Company and the Company Holding Subsidiaries), together with such other similar services as may be agreed upon by Provider and the Company Operating Subsidiaries from time to time:

2.3.1 Treasury Services. Subject to any investment policies and guidelines established by the Company from time to time, assistance for all treasury functions, including cash management, making and managing investments, administering bank accounts, collecting amounts due from third parties, settling debts and settling inter-company accounts.

2.3.2 Sale and Purchase of Assets. Assistance with the sale and purchase of assets on behalf of the Company Operating Subsidiaries, including the completion and integration of such sales and purchases.

2.3.3 Procurement. Assistance in global procurement, including purchasing services, logistics services and system administration.

2.3.4 Technical Supervision. Assistance to the Company Operating Subsidiaries with services in relation to the technical and operating management of the Company Rigs.

2.3.5 Marketing Services. Advice and assistance in the marketing of the Company Rigs, including the collection of marketing information, market analysis, identification of commercial agents and potential customers, negotiation and communication of contractual commitments, administration of contract modifications and disputes, monitoring of customer satisfaction, identification of Company Rigs available for contract opportunities and preparation of bids.

ARTICLE 3

GENERAL CONDITIONS

3.1 Standard of Conduct.

3.1.1 The Services to be provided hereunder shall be performed with the same general degree of care as when Provider and its Affiliates performed such services within Provider’s organization immediately prior to the Effective Date. It is understood and agreed that the employees of Provider and the other members of the Transocean Group performing the Services are not professional providers to third parties of the types of services included in the Services and that Transocean Group employees performing Services have other responsibilities and will not be dedicated full-time to performing Services hereunder. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 3.1.1, NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED (INCLUDING THE WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SEAWORTHINESS OR CONFORMITY TO ANY REPRESENTATION OR DESCRIPTION), ARE MADE BY PROVIDER OR ANY MEMBER OF THE TRANSOCEAN GROUP WITH RESPECT TO THE SERVICES UNDER THIS AGREEMENT AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE GOVERNMENTAL REQUIREMENTS, ALL SUCH REPRESENTATIONS OR WARRANTIES ARE HEREBY WAIVED AND DISCLAIMED, REGARDLESS OF CAUSE.

3.1.2 Nothing in this Agreement shall be construed as:

(a) an assumption by Provider of any obligation to increase the sales or profits of the Company Group or otherwise to guarantee the success of the operations of any member of the Company Group;

(b) the delegation of any function or authority by any member of the Company Group to Provider or its employees, it being understood that Provider will provide Administrative Services and Technical Services, but all decisions with respect to any member of the Company Group and its business shall remain with the respective Board of Directors and authorized officers and agents of such Company Group member; or

(c) an assumption by Provider of the authority to assume, create or conclude any obligation, express or implied, including the authority to conclude or enter into any contracts, on behalf of any member of the Company Group.

3.1.3 Notwithstanding anything to the contrary contained herein, Provider shall have no obligation to provide Services hereunder to the extent it conflicts or is inconsistent with (i) Governmental Requirements, (ii) Transocean policies, including Transocean’s Code of Integrity, (iii) the Consent Decree and (iv) the EPA Agreement.

3.2 Service Boundaries and Scope.

3.2.1 Provider shall be required to provide, or cause to be provided, the Services only to the extent the same services are then being provided to any member of the Transocean Group for similar operations in the same jurisdiction, and the Services shall be available only for purposes of conducting the business relating to the Company Rigs substantially in the manner it was conducted immediately prior to the Effective Date.

3.2.2 Except as otherwise provided in this Agreement, in providing, or causing to be provided, the Services, Provider shall not be obligated to: (i) maintain the employment of any specific employee or hire additional employees or third-party service providers; (ii) purchase, lease or license any additional equipment (including computer equipment, furniture, furnishings, fixtures, machinery, vehicles, tools and other tangible personal property), software or other assets, rights or properties; (iii) make modifications to its existing systems or software; (iv) provide any member of the Company Group with access to any specific systems or software; (v) provide or cause to be provided any training, licensing or similar services to any officer, employee or representative of the Company Group; (vi) provide any marketing, promotional, bid inquiry or similar services; (vii) provide any transportation or shipping services; or (viii) pay any costs related to the transfer or conversion of data of any member of the Company Group.

3.2.3 The Company and each Company Subsidiary acknowledges that the employees of Provider or any other members of the Transocean Group who may be assisting in the providing of Services hereunder are or may be at-will employees and, in any event, may terminate or be terminated from employment with Provider or any of the other members of the Transocean Group providing services hereunder at any time for any reason.

3.2.4 For the avoidance of doubt, except as consented to by Provider in writing, the Services do not include (i) any services required for or as the result of any business acquisitions from third parties, divestitures or start-ups by the Company or any other member of the Company Group or any similar transactions or (ii) any services with respect to any Company Rig acquired by any member of the Company Group from any Person that is not a member of the Transocean Group.

3.3 Third Party Services.

3.3.1 Provider shall have the right, whenever it deems necessary or advisable, (i) to hire third-party subcontractors within the Transocean Group or otherwise used by members of the Transocean Group and/or other reputable companies, provided, that Provider shall reasonably believe that such reputable companies are sufficiently qualified to fulfill the Provider’s duties and obligations hereunder, and (ii) to acquire rights from third parties to provide all or part of the Services hereunder. Provider will provide to the Company all reasonably requested information regarding such third-party subcontractors. The cost of such additional third-party Services or acquisition of such rights shall be billed to and paid for by the applicable Company Group member in the manner set forth in Article 4.

3.3.2 Each member of the Company Group hereby acknowledges and agrees that neither Provider nor any of its Affiliates shall have any responsibility or liability for the non-performance, inadequate performance, faulty performance or other failure or breach by a third-party provider, and, without limiting the generality of the foregoing, neither the Provider nor any of its Affiliates shall be responsible, liable or deemed in breach of this Agreement for any delay or failure in the performance of its obligations under or in connection with this Agreement to the extent such delay or failure is due to the non-performance, inadequate performance, faulty performance or other failure or breach by a third-party provider, REGARDLESS OF CAUSE EXCEPT ONLY TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD OF PROVIDER OR ITS AFFILIATES.

3.4 Independent Contractor. At all times during the performance of the Services, all Persons performing such Services (including agents, temporary employees, independent third parties and consultants) shall be construed as being independent from the Company and its Affiliates, and no such Person shall be considered or deemed to be an employee of any member of the Company Group nor entitled to any employee benefits of the Company Group as a result of this Agreement. Except as may be expressly set forth herein as a Service (including any additional Services as Provider and the Company may from time to time agree), none of Provider or its Affiliates shall be obligated to provide, or cause to be provided, any service or goods to the Company or its Affiliates.

3.5 Non-Exclusivity. Provider shall be entitled to provide management and other services to other companies in the Transocean Group or third party entities. No preference shall be given to any drilling rig or company under Provider’s management but Provider shall, so far as commercially reasonable, ensure a fair distribution of service to all such drilling rigs and companies under its management from time to time.

Provider shall, in the performance of its services, be entitled to take into consideration its overall responsibility in relation to all matters as may from time to time be entrusted to its management and in particular, but without prejudice to the generality of the foregoing, be entitled to allocate available supplies, manpower and services between its management assignments in such manner as in the prevailing circumstances Provider in good faith considers to be fair and reasonable.

3.6 Audit and Maintenance of Records; Reporting. Notwithstanding the payment by any member of the Company Group of any Costs and Expenses (as defined below) or Services Fees (as defined below), the Company shall have the right to review and contest the charges. For a period of one year from its receipt of any invoice under Article 4, the Company shall have the right, upon reasonable notice, at reasonable times and at the Company’s sole expense, to inspect, review and audit all the records, books, reports, data and processes related to the Services performed by Provider to ensure Provider’s compliance with the terms of this Agreement. If any such information is confidential, the Parties shall execute a mutually acceptable confidentiality agreement prior to such inspection or audit.

ARTICLE 4

PAYMENT TO PROVIDER

4.1 Intercompany Costs.

4.1.1 Each calendar month, each applicable Company Group member agrees to reimburse Provider or its designee for the cost of all direct labor, materials and expenses resulting from the provision of Services hereunder, plus an allocated portion of Provider’s shared and pooled direct costs, indirect costs and general and administrative costs (including costs relating to Provider’s development and reserve labor pools for the geographic areas in which the Company Rigs are operating), in each case as determined by Provider’s internal accounting procedures (the “Costs and Expenses”).

4.1.2 In addition to the reimbursement provided in Section 4.1.1, the applicable Company Group member agrees to pay to Provider or its designee a fee equal to the greater of (i) 5% of such Costs and Expenses or, in the case of the provision of capital spares or inventory, a 4% mark-up on the capital spares or inventory plus a 4% mark-up on the allocable share of the costs of providing such services and (ii) the mark-up required by applicable Transfer Pricing Rules (as determined in Provider’s reasonable discretion) (the “Services Fee”).

4.1.3 Promptly after the allocation of the Costs and Expenses for each reimbursement period as set forth in Section 4.1.1, the applicable Transocean Group member shall prepare a statement of Costs and Expenses incurred in providing the Services, setting forth the basis for calculation in such detail as reasonably required. The applicable Transocean Group member shall then deliver an invoice to the applicable Company Group member for such costs together with the corresponding Services Fee (an “Invoice”).

4.1.4 Within 30 days of receipt of an Invoice, the applicable Company Group member shall pay the amount set forth in such Invoice, without any reduction for taxes, except as required by any Governmental Requirement.

4.1.5 If the applicable Company Group Member is required by any Governmental Requirement to deduct or withhold taxes from or in respect of any payments to the applicable Transocean Group member under this Agreement, then (i)

such Company Group Member shall make such deduction or withholding, (ii) such Company Group Member shall pay the full amount deducted or withheld to the appropriate Governmental Authority in accordance with such Governmental Requirement, (iii) such Company Group Member shall promptly furnish to such Transocean Group member the original or a certified copy of a receipt evidencing such payment, and (iv) the sum payable by such Company Group member to such Transocean Group member shall be increased by such additional sums as necessary so that after making all required deductions and withholdings of taxes (including deductions and withholdings of taxes applicable to additional sums payable under this Section 4.1.5), such Transocean Group member receives an amount equal to the sum it would have received had no such deductions or withholdings of taxes been made.

4.1.6 The applicable Company Group member shall be responsible for and shall indemnify and hold harmless Provider and its Affiliates against all excise, sales, use, transfer, stamp, documentary, filing, recordation and other similar taxes, and any value added, goods and services or similar recoverable indirect and other similar taxes (“Transfer Taxes”) imposed on or assessed as a result of the provision of Services by the applicable Transocean Group member. The applicable Transocean Group member shall provide to the applicable Company Group member evidence of the remittance of the amount of such Transfer Taxes to the relevant Governmental Authority, including, without limitation, copies of any tax returns remitting such amount.

4.1.7 The Parties shall cooperate and take all commercially reasonable actions to minimize withholding taxes and Transfer Taxes imposed on payments made pursuant to this Agreement.

4.2 Third Party Costs. Notwithstanding Section 4.1.2, in the event that Provider or any Transocean Group member incurs costs and expenses (other than taxes described in Section 4.1.5 or Section 4.1.6) from third parties in the course of subcontracting the performance of Services hereunder (the “Third Party Costs”), such Transocean Group member shall include the amount of those Third Party Costs, at cost without charging the Services Fee or including any other mark-up thereon unless required by applicable Transfer Pricing Rules (as determined in Provider’s reasonable discretion), in the next Invoice and the applicable Company Group member shall pay such amounts to the applicable Transocean Group member pursuant to Section 4.1.4.

4.3 Discounts and Benefits. For the avoidance of doubt, in connection with the calculation of the Costs and Expenses or the Third Party Costs hereunder, Provider shall disclose and credit to the applicable member of the Company Group, its respective share of any discounts, commissions and other benefits received by Provider or any of its employees from third parties as a consequence of the provision of the Services.

ARTICLE 5

INDEMNIFICATION AND EXCULPATION

5.1 Limitation on Remedies. The Parties hereby acknowledge and agree that:

5.1.1 In the event Provider fails to provide a Service (or a portion thereof) in accordance herewith, the Company Group’s sole and exclusive remedy shall be (i) to make a claim for indemnification pursuant to Section 5.3 (if available), (ii) to have the Service (or relevant portion) reperformed, without having to reimburse Provider for its direct internal cost of such reperformance, (iii) to withhold payment for such Service or (iv) to the extent applicable, to have the right to terminate the Agreement under Section 7.1(c). The Company Group may pursue more than one remedy at the same time but ultimately may not recover more than once. Such rights are the Company Group’s sole remedy for any non-performance, inadequate performance, faulty performance or other failure or breach by Provider under or relating to this Agreement. EXCEPT AS SET FORTH IN THE FIRST SENTENCE OF THIS SECTION 5.1.1, EACH MEMBER OF THE COMPANY GROUP HEREBY EXPRESSLY WAIVES ANY RIGHT THAT SUCH MEMBER MAY OTHERWISE HAVE TO CLAIM, COLLECT OR RECEIVE DAMAGES, TO ENFORCE SPECIFIC PERFORMANCE OR TO PURSUE ANY OTHER REMEDY AVAILABLE IN CONTRACT, AT LAW OR IN EQUITY IN THE EVENT OF ANY NON-PERFORMANCE, INADEQUATE PERFORMANCE, FAULTY PERFORMANCE OR OTHER FAILURE OR BREACH BY PROVIDER UNDER OR RELATING TO THIS AGREEMENT, REGARDLESS OF CAUSE EXCEPT ONLY TO THE EXTENT CAUSED BY PROVIDER’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD.

5.1.2 Without limiting the generality of any other provision hereof, it is not the intent of Provider or its Affiliates to render professional advice or opinions, whether with regard to tax, legal, treasury, finance, intellectual property, employment or other matters; the Company Group shall not rely on any Service rendered by or on behalf of Provider or its Affiliates for such professional advice or opinions; and notwithstanding the Company Group’s receipt of any proposal, recommendation or suggestion in any way relating to tax, legal, treasury, finance, intellectual property, employment or any other subject matter, the Company Group shall seek all third-party professional advice and opinions as it may desire or need, and in any event the Company Group shall be solely responsible for and assume all risks associated with the Services, except to the limited extent set forth in this Article 5; and, with respect to any software or documentation within the Services, the Company Group shall use such software and documentation internally and for their intended purpose only, shall not distribute, publish, transfer, sublicense or in any manner make such software or documentation available to other organizations or persons, and shall not act as a service bureau or consultant in connection with such software.

5.1.3 A material inducement to the provision of the Services is the limitation of liability, damages and recourse set forth herein and the release and indemnity provided by the members of the Company Group.

5.1.4 Without limiting the generality of any other provision hereof, none of Provider nor its Affiliates shall have any liability or responsibility for any loss of or damage to any of the Company Rigs or any related equipment or parts, which such liability, responsibility and risk shall be for the account of the Company and its Affiliates, Regardless of Cause.

5.2 Indemnification by the Company Group.

5.2.1 EACH MEMBER OF THE COMPANY GROUP, SEVERALLY AND NOT JOINTLY, SHALL FULLY INDEMNIFY AND DEFEND PROVIDER AND ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND SUBCONTRACTORS (THE “PROVIDER INDEMNIFIED PARTIES”) FROM AND AGAINST ANY AND ALL LIABILITY, DEMANDS, CLAIMS, ACTIONS OR CAUSES OF ACTION, ASSESSMENTS, LOSSES, DAMAGES, FINES, PENALTIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) (“DAMAGES”) DIRECTLY OR INDIRECTLY RELATED TO THIS AGREEMENT, INCLUDING DAMAGES CAUSED BY THE BREACH BY SUCH MEMBER OF THE COMPANY GROUP OF THIS AGREEMENT AND DAMAGES CAUSED BY ANY PROVIDER INDEMNIFIED PARTY TO ANY OF THE COMPANY RIGS OR ANY RELATED EQUIPMENT, EXCEPT TO THE EXTENT CAUSED BY PROVIDER’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD. EXCEPT TO THE EXTENT EXPRESSLY PROVIDED IN THE IMMEDIATELY PRECEDING SENTENCE, THIS INDEMNIFICATION IS EXPRESSLY INTENDED TO APPLY REGARDLESS OF CAUSE. THIS INDEMNIFICATION SHALL SURVIVE AND CONTINUE IN FULL FORCE AND EFFECT NOTWITHSTANDING THE EXPIRATION OR TERMINATION OF THIS AGREEMENT FOR ANY REASON WHATSOEVER.

5.2.2 FOR THE AVOIDANCE OF DOUBT, IN THE EVENT THAT ANY MEMBER OF THE COMPANY GROUP THAT IS JOINTLY OWNED BY THE TRANSOCEAN GROUP (OTHER THAN THE COMPANY) IS UNABLE TO FULFILL ITS SEVERAL INDEMNITY OBLIGATION UNDER SECTION 5.2.1 WITH RESPECT TO ANY DAMAGES PROPERLY BROUGHT UNDER SECTION 5.2.1, IN NO EVENT SHALL THE COMPANY HAVE ANY INDEMNITY OBLIGATIONS HEREUNDER IN EXCESS OF THE COMPANY’S PERCENTAGE OWNERSHIP INTEREST IN SUCH MEMBER OF THE COMPANY GROUP AS OF THE TIME OF THE EVENT(S) GIVING RISE TO SUCH INDEMNITY OBLIGATION.

5.3 INDEMNIFICATION BY PROVIDER.

5.3.1 PROVIDER SHALL FULLY INDEMNIFY AND DEFEND THE COMPANY GROUP AND ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND SUBCONTRACTORS FROM AND AGAINST ANY AND ALL DAMAGES DIRECTLY OR INDIRECTLY RELATED TO THIS AGREEMENT ONLY TO THE EXTENT CAUSED BY PROVIDER’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD.

5.3.2 NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT (REGARDLESS OF CAUSE) SHALL PROVIDER BE LIABLE TO THE COMPANY GROUP AND ITS AFFILIATES, OFFICERS, EMPLOYEES, AGENTS AND SUBCONTRACTORS WITH RESPECT TO CLAIMS ARISING OUT OF THIS AGREEMENT TO THE EXTENT SUCH CLAIMS ARISE IN CONNECTION WITH SERVICES RENDERED WITH RESPECT TO THE PERFORMANCE OF A NON-CONFORMING DRILLING CONTRACT.

5.3.3 NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT (REGARDLESS OF CAUSE) SHALL PROVIDER BE LIABLE TO THE COMPANY GROUP AND ITS AFFILIATES, OFFICERS, EMPLOYEES, AGENTS AND SUBCONTRACTORS WITH RESPECT TO CLAIMS ARISING OUT OF THIS AGREEMENT FOR AMOUNTS IN THE AGGREGATE EXCEEDING 10 TIMES THE AGGREGATE SERVICES FEE PAID TO PROVIDER UNDER THIS AGREEMENT IN THE ONE CALENDAR YEAR PERIOD PRIOR TO THE OCCURRENCE GIVING RISE

TO THE DAMAGES; PROVIDED, THAT IF THE DATE OF SUCH OCCURRENCE IS PRIOR TO THE DATE THAT IS ONE CALENDAR YEAR AFTER THE DATE OF THIS AGREEMENT, SUCH CAP SHALL INSTEAD EQUAL 10 TIMES THE ANNUALIZED AGGREGATE SERVICES FEE PAID TO PROVIDER UNDER THIS AGREEMENT PRIOR TO THE DATE OF SUCH OCCURRENCE.

5.4 Indemnification Procedures.

5.4.1 Third-Party Claim. The Company Group member’s indemnification obligation pursuant to Section 5.2 and Provider’s indemnification obligation pursuant to Section 5.3, in each case, with respect to Damages claimed or asserted against a person claiming indemnification under this Agreement (an “Indemnified Party”) by a third party (that third-party claim or assertion, a “Claim”), are subject to the following terms and conditions:

(a) The Indemnified Party shall, with reasonable promptness after the Indemnified Party has notice of a Claim, (1) notify the Party from whom indemnification is sought (the “Indemnifying Party”) of the existence of that Claim and (B) transmit to the Indemnifying Party a notice (a “Claim Notice”) describing, in reasonable detail, the nature of the Claim, and copies of any papers served with respect to such Claim. Within 30 calendar days after receipt of any Claim Notice (the “Election Period”), the Indemnifying Party shall notify the Indemnified Party (A) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article 5 with respect to such Claim and (B) whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Claim. If the Indemnifying Party does not notify the Indemnified Party within the Election Period that the Indemnifying Party disputes its potential liability with respect to such Claim, any Damages resulting from such Claim shall be payable by the Indemnifying Party under this Agreement. The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Party is entitled to indemnification under this Agreement), to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall reasonably deem necessary or appropriate to protect its interests or those of the Indemnifying Party.

(b) If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Claim, then this Section 5.4.1(b) shall apply (but not otherwise) and the Indemnifying Party shall have the right to defend, at its sole cost and expense (if the Indemnified Party is entitled to indemnification under this Agreement), such Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 5.4.1(b). The Indemnified Party may, at its own cost and expense, participate in, but not control, any defense or settlement of any Claim controlled by the Indemnifying Party pursuant to this Section 5.4.1(b). Notwithstanding anything in this Section 5.4.1(b) to the contrary, the Indemnifying Party may not, without the express written consent of the Indemnified Party, agree to any compromise or settlement which does not include an unconditional release of the Indemnified Party from all Damages.

(c) If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Claim or if the Indemnifying Party elects to assume the defense of the Claim but fails to satisfy its obligations under Section 5.4.1(b), then this Section 5.4.1(c) shall apply (but not otherwise) and the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification under this Agreement), the Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnified Party to a final conclusion or settled at the discretion of the Indemnified Party. The Indemnified Party shall have full control of such defense and proceedings, including any compromise or settlement of such defense and proceedings, provided that the Indemnifying Party shall not be liable for any such compromise or settlement unless such compromise or settlement is made with the Indemnifying Party’s express written consent (which shall not be unreasonably withheld, conditioned or delayed). The Indemnifying Party may, at its own cost and expense, participate in, but not control, any defense or settlement of any Claim controlled by the Indemnified Party pursuant to this Section 5.4.1(c).

(d) Notwithstanding anything in this Section 5.4.1 to the contrary, to the extent (1) the Indemnifying Party has delivered a notice to the Indemnified Party that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article 5 and (B) such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnifying Party’s defense pursuant to Section 5.4.1(b) or the Indemnified Party’s defense pursuant to Section 5.4.1(c), and the Indemnified Party shall reimburse the Indemnifying Party in full for all of those costs and expenses.

5.4.2 No Third-Party Claim. In the event any Indemnified Party claims indemnification against any Indemnifying Party under this Agreement but that claim for indemnification does not involve a Claim, the Indemnified Party shall (A) notify the Indemnifying Party and (B) transmit to the Indemnifying Party a notice (an “Indemnity Notice”) describing, in reasonable detail, the nature of the claim. Within 30 calendar days after receipt of any Indemnity Notice, the Indemnifying Party shall notify the Indemnified Party whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article 5. If the Indemnifying Party does not notify the Indemnified Party within such 30-day period that the Indemnifying Party disputes its potential liability with respect to such Indemnity Notice, any Damages resulting from such Indemnity Notice shall be payable by the Indemnifying Party under this Agreement. The provisions of this Section 5.4 are in all cases subject to the limitations set forth in Sections 5.2, 5.3 and 5.5 and elsewhere in this Agreement.

5.5 LIMITATION ON DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL ANY PARTY, ITS RESPECTIVE AFFILIATES OR THEIR RESPECTIVE DIRECTORS, OFFICERS AND EMPLOYEES BE LIABLE UNDER THIS AGREEMENT FOR ANY CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF ANY PROVISION OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY’S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES TO THIRD PARTIES AS SET FORTH IN THIS ARTICLE 5. FOR PURPOSES OF THIS ARTICLE 5, “CONSEQUENTIAL DAMAGES” MEAN ANY EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, CONSEQUENTIAL, REMOTE OR SPECULATIVE DAMAGES, IT BEING UNDERSTOOD THAT LOST PROFITS OR REVENUES (WHETHER DIRECT OR INDIRECT), FAILURE TO MEET ANY DISTRIBUTION EXPECTATIONS AND DAMAGES ASSOCIATED WITH LOSS OF USE, DELAY OR ANY BUSINESS INTERRUPTION SHALL BE DEEMED TO BE SPECULATIVE.

5.6 LIMITED RECOURSE. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, (1) NO AFFILIATE OF ANY PARTY WILL HAVE ANY LIABILITY OR RESPONSIBILITY FOR, RELATING TO OR IN CONNECTION WITH A PARTY’S BREACHES OF ANY REPRESENTATION OR FAILURE TO PERFORM ANY TERM, COVENANT, CONDITION OR PROVISION OF THIS AGREEMENT AND (2) IN PURSUING ANY REMEDY FOR ANY PARTY’S BREACH OF ANY TERM, COVENANT, CONDITION OR PROVISION OF THIS AGREEMENT OR ANY DUTY OR STANDARD OF CONDUCT BASED ON NEGLIGENCE, GROSS NEGLIGENCE, STRICT LIABILITY OR PERSONAL INJURY OR OTHER TORT OR VIOLATION OF APPLICABLE GOVERNMENTAL REQUIREMENTS, OR OTHERWISE, NO PARTY WILL HAVE RECOURSE AGAINST ANY PERSON OTHER THAN THE DEFAULTING OR BREACHING PARTY ITSELF NOR AGAINST ANY ASSETS OTHER THAN THE ASSETS OF THE DEFAULTING OR BREACHING PARTY ITSELF.

5.7 EXPRESS NEGLIGENCE. EXCEPT AS OTHERWISE EXPRESSED THEREIN, THE INDEMNITY, RELEASES AND LIMITATIONS ON DAMAGES, RECOURSE AND LIABILITIES IN THIS AGREEMENT (INCLUDING ARTICLE 5) ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF, REGARDLESS OF CAUSE.

ARTICLE 6

CONFIDENTIALITY

6.1 All Company Confidential Information furnished to, or developed by, any member of the Transocean Group or any of its respective employees, directors or sub-contractors pursuant to this Agreement shall be kept confidential by Provider, subject to the provisions below, during and for a period of two years after the term of this Agreement.

6.1.1 For the purpose of this Section 6.1, “Company Confidential Information” shall mean information relating to the business of the Company Group, as well as all know-how, trade secrets and other intellectual property rights of the Company Group of which Provider becomes aware or generates in the course of or in connection with the performance of its obligations hereunder.

6.1.2 The provisions of this Section 6.1 shall not apply to Company Confidential Information which:

(a) is required to be disclosed by law or court order;

(b) is public knowledge at the time of the Effective Date;

(c) has become public knowledge other than as a result of the conduct of Provider prohibited hereunder; or

(d) has been approved in writing for disclosure by the disclosure committee of the Transocean Group or the disclosure committee of the Company Group.

6.2 All Transocean Confidential Information furnished to, or developed by, any member of the Company Group or any of its respective employees, directors or sub-contractors pursuant to this Agreement shall be the property of Provider and shall be kept confidential by the Company Group, subject to the provisions below, during and for a period of two years after the term of this Agreement.

6.2.1 For the purpose of this Section 6.2, “Transocean Confidential Information” shall mean information relating to the business of the Transocean Group, as well as all know-how, trade secrets and other intellectual property rights of the Transocean Group of which the Company becomes aware or generates in the course of or in connection with the performance of its obligations hereunder.

6.2.2 The provisions of this Section 6.2 shall not apply to Transocean Confidential Information which:

(a) is required to be disclosed by law or court order;

(b) is public knowledge at the time of the Effective Date; or

(c) has become public knowledge other than as a result of the conduct of any member of the Company Group prohibited hereunder.

6.3 In the event any patent, potential patent or registrable right in any country in the world is developed during the execution of the obligations under this Agreement, the rights to such shall vest solely with Provider, and Provider shall be entitled to disclose and use such information at its discretion.

ARTICLE 7

DISCONTINUATION OF SERVICES; TERM AND TERMINATION

7.1 Discontinuation of Services. The Company may, upon 90 days’ advance written notice to Provider, elect to discontinue any individual Service from time to time; provided, that in no event shall the Company be permitted to terminate the compliance services set forth in Section 2.1.8 related to the Consent Decree or the EPA Agreement; provided further, that any discontinuation of any Service will not affect the amounts payable to Provider hereunder unless (and then only to the extent that) the charges for the discontinued Services are separately identified in this Agreement or are charged based on actual use. The Company shall be liable to Provider for all costs and expenses Provider or any member of the Company Group remains obligated to pay in connection with any discontinued Service or Services, except as provided in Section 5.1.1.

7.2 Term and Termination.

7.2.1 This Agreement shall have an initial term of five years unless terminated:

(a) by either Party within 90 days of the other Party (i) commencing a voluntary case under the bankruptcy, insolvency or similar law, (ii) making an assignment or any general arrangement for the benefit of creditors, (iii) otherwise becoming bankrupt or insolvent (however evidenced), (iv) receiving a decree or court order for relief in an involuntary case under the bankruptcy, insolvency or similar law or (v) having appointed a liquidator, administrator, receiver, trustee, conservator or similar official with respect to it or any substantial portion of its property or assets;

(b) by Provider after 90 days’ written notice of:

(i) (1) a member of the Transocean Group ceasing, directly or indirectly, to have direct or indirect beneficial ownership and the power to vote or direct the voting of at least [    ]% of the Common Units (as defined in the LLC Agreement) or (2) the sale of all or substantially all of the assets of the Company; or

(ii) the removal of the Transocean Member (as defined in the LLC Agreement); or

(c) by the Company:

(i) upon 90 days’ written notice to Provider for any reason in its sole discretion; or

(ii) immediately upon written notice to Provider if Provider shall, by any act or omission, be in breach of any material obligation under this Agreement and such breach shall continue for a period of 90 days after written notice thereof has been delivered by the Company to Provider.

7.2.2 The right of the Company to terminate this agreement set forth in Section 7.2.1(c)(ii) and the rights set forth in Section 5.1.1 shall constitute the sole and exclusive rights and remedies of the Company Group for the failure of Provider to provide a Service (or a portion thereof) in accordance herewith or a breach hereof (including any failure or breach caused by an Affiliate of Provider or other third party providing a Service hereunder).

ARTICLE 8

FORCE MAJEURE

8.1 Effect and Definition. No failure or omission by any Party to perform or carry out its obligations in accordance with this Agreement (other than the obligation to make payment) shall give rise to any claim by the other Party or be deemed a breach of this Agreement if such failure or omission arises from a Force Majeure Event. “Force Majeure Event” shall mean any event or circumstance that is beyond the reasonable control of the Party affected thereby, including lightning, earthquakes, tornadoes, hurricanes, floods, wash outs, storms, fires, explosions, epidemics, acts of God, other natural disasters, acts of the public enemy, computer crimes, cyber terrorism, actions by any Governmental Authority or other governmental interference, insurrections, riots, civil disturbance, sabotage, terrorism, threats of sabotage or terrorism, vandalism, wars and war like actions (whether declared or undeclared and whether actual, pending or expected), confiscation, seizure, arrests or other restraints by a Governmental Authority, blockades, embargoes, boycotts, strikes, lockouts, labor unrest and other labor disputes, and any shortage of adequate power or transportation facilities.

8.2 Notification Requirements. The Party claiming to be affected by a Force Majeure Event shall, as soon as reasonably practicable, notify the other Party of the beginning and end of any event claimed to be a Force Majeure Event and use commercially reasonable efforts to resume performance in accordance with this Agreement as soon as is reasonably practicable after the end of the Force Majeure Event.

8.3 Cooperation. The Parties shall cooperate in reasonable respects with each other to find alternative means and methods for the provision of any suspended Service with respect to a Force Majeure Event.

ARTICLE 9

ADDITION AND REMOVAL OF PARTIES

If Provider consents, which consent shall not be unreasonably withheld, an Affiliate of the Company may become a Party to this Agreement by executing a joinder in the form attached as Exhibit B hereto. If the Company consents, which consent shall not be unreasonably withheld, an Affiliate of Provider may become a Party to this Agreement by executing a joinder in the form attached as Exhibit B hereto. Each Party hereto hereby agrees that upon execution of a joinder in the form attached as Exhibit B hereto and without need for further documents or instruments, each such signator shall become and be a Party under this Agreement, provided that any applicable conditions set forth in this Article 9 are satisfied. By execution of such a joinder, each additional Party represents and warrants that it has all requisite authority to become and be a Party under this Agreement and also agrees to and accepts the terms and provisions of this Agreement.

ARTICLE 10

NOTICES

All correspondence or notices required or permitted to be given under this Agreement shall be given in English and sent by mail, fax or electronic mail or delivered by hand at the following addresses:

If to the Company Group:

Transocean Partners LLC

Deepwater House

Kingswells Causeway

Prime Four Business Park

Aberdeen, AB15 8PU

Scotland

United Kingdom

Fax: [                    ]

Attn. [            ]

If to Provider:

Transocean Offshore Deepwater Drilling Inc.

4 Greenway Plaza

Post Office Box 2765

Houston, TX 77252-2765

United States

Fax: (713) 232-[            ]

Attn. [                    ]

or such other address or fax number as either Party may designate to the other Party in writing. Notices will be deemed to be delivered at the time of mail room receipt, if sent by mail or hand delivery, by the time of successful transmission, if sent by fax, or on the read receipt email if sent by email.

ARTICLE 11

MISCELLANEOUS

11.1 Construction Rules.

11.1.1 A reference to an Article, Section or Schedule shall mean an Article or Section of, or a Schedule to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

11.1.2 The words “include,” “includes” and “including” when used in this Agreement shall be deemed in each case to be followed by the words “without limitation.”

11.1.3 The words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

11.1.4 The word “or” when used in this Agreement will not be exclusive.

11.1.5 Words in the singular when used in this Agreement will be held to include the plural.

11.1.6 Unless specifically stated otherwise, all dollar amounts referred to in this Agreement or required to be paid pursuant to this Agreement are expressed in and shall be paid in United States Dollar funds.

11.2 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective legal representatives and successors. Neither Party may assign its rights and/or obligations under this Agreement without the consent of the other Party, which consent shall not be unreasonably withheld.

11.3 Entire Agreement. This Agreement and the Exhibits referenced or attached hereto, together with the Master Services Agreement dated [            ] among [            ] constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

11.4 Governing Law. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Texas (except that the provisions of Article 5 shall instead be governed by and construed in accordance with the laws of England and Wales) without regard to principles of conflicts of laws thereof that would result in the application of the laws of any other jurisdiction.

11.5 Counterparts. This Agreement, including the Exhibits hereto and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

11.6 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Company Group, Provider and any Affiliate of Provider providing Services hereunder and is not intended to confer upon any other Person, except for any Indemnified Party under Article 5.

11.7 Severability. If any term or other provision of this Agreement or the Exhibits attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the court, administrative agency or arbitrator shall interpret this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible. If any sentence in this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

11.8 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Exhibits attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.9 Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the Parties.

11.10 Authority. Each of the Parties represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

11.11 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or the Parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

11.12 Construction. This Agreement shall be construed as if jointly drafted by the Provider and the Company Group and, except as set forth in this Section 11.12, no rule of construction or strict interpretation shall be applied against any Party. THE PARTIES EACH ACKNOWLEDGE THAT THE TERMS OF THIS AGREEMENT WERE DETERMINED IN THE CONTEXT OF A PARENT-SUBSIDIARY RELATIONSHIP AND ARE NOT INTENDED TO BE COMPARABLE TO TERMS THE COMPANY GROUP COULD HAVE OBTAINED FROM AN UNAFFILIATED THIRD PARTY.

11.13 Relationship of Parties. Each member of the Company Group understands and agrees that Provider’s relationship to such member of the Company Group under this Agreement is strictly a contractual arrangement on the terms and conditions set forth in this Agreement, that no fiduciary, trust, partnership, joint venture, agency or advisory relationship exists between

Provider and such member of the Company Group, that all Services are provided by Provider as an independent contractor and that such member of the Company Group hereby waives any and all rights that it may otherwise have under applicable Governmental Requirements to make any claims or take any action against Provider or any of its Affiliates based on any theory of agency, fiduciary duty, relationship of trust or other special standard of care.

11.14 Further Assurances. From time to time, each Party agrees to execute and deliver such additional documents, and will provide such additional information and assistance as either Party may reasonably require to carry out the terms of this Agreement.

11.15 Survival. The Parties agree that Articles 4, 5, 6, 11 and 12 and any limitations on liability or responsibility and any exculpatory, disclaimer, waiver or similar provisions will survive the termination of this Agreement and that any such termination shall not affect any obligation for the payment of Services rendered or any other amounts due to Provider under this Agreement prior to termination.

11.16 Forum for Disputes. Any actions, suits or proceedings arising out of or relating to this Agreement must be instituted in a state or federal court located in the State of Texas (assuming such court has jurisdiction). The Parties waive any objections they may have to such venue and irrevocably submit to the jurisdiction of any such court in any such action, suit or proceeding.

ARTICLE 12

DEFINED TERMS

12.1 Defined Terms. The following terms shall have the meaning ascribed thereto for purposes of this Agreement:

12.1.1 “Administrative Services” has the meaning given such term in Section 1.1.

12.1.2 “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person; provided, however, that the Company and its subsidiaries shall not be deemed to be Affiliates of Transocean Ltd. and its subsidiaries (other than the Company and its subsidiaries) and that Transocean Ltd. and its subsidiaries (other than the Company and its subsidiaries) shall not be deemed to be Affiliates of the Company and its subsidiaries. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

12.1.3 “Agreement” is defined in the introduction to this Agreement.

12.1.4 “Board” has the meaning given such term in Section 1.4.

12.1.5 “Certifying Authority” means any Person authorized by a Governmental Authority to certify compliance with applicable rules and regulations.

12.1.6 “Claim” has the meaning given such term in Section 5.4.1.

12.1.7 “Claim Notice” has the meaning given such term in Section 5.4.1(a).

12.1.8 “Classification Society” means a classification society or similar organization that is accepted in industry practice, including the American Bureau of Shipping and DNV.

12.1.9 “Consent Decree” means that civil consent decree by and among the U.S. Department of Justice and certain of the Provider’s Affiliates arising out of the Macondo well incident.

12.1.10 “Consequential Damages” has the meaning given such term in Section 5.5.

12.1.11 “Company” is defined in the introduction to this Agreement.

12.1.12 “Company Confidential Information” has the meaning given such term in Section 6.1.1.

12.1.13 “Company Group” is defined in the introduction to this Agreement.

12.1.14 “Company Holding Subsidiary” is defined in the introduction to this Agreement.

12.1.15 “Company Operating Subsidiary” is defined in the introduction to this Agreement.

12.1.16 “Company Subsidiary” is defined in the introduction to this Agreement.

12.1.17 “Company Rigs” has the meaning given such term in Section 2.1.5(a).

12.1.18 “Costs and Expenses” has the meaning given such term in Section 4.1.1.

12.1.19 “Damages” has the meaning given such term in Section 5.2.1.

12.1.20 “Effective Date” has the meaning given such term in Section 1.5.

12.1.21 “Election Period” has the meaning given such term in Section 5.4.1(a).

12.1.22 “EPA Agreement” means that certain administrative agreement entered into by Provider, certain of Provider’s Affiliates and the U.S. Environmental Protection Agency related to the Macondo well incident.

12.1.23 “Force Majeure Event” has the meaning given such term in Section 8.1.

12.1.24 “Governmental Authority” means any instrumentality, subdivision, court, administrative or other agency, commission, official or other authority of any country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any governmental, quasi-governmental or private body exercising any executive, regulatory, taxing, importing or other governmental or quasi-governmental authority.

12.1.25 “Governmental Requirement” means at any time (i) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any Governmental Authority in effect at that time or (ii) any obligation included in any certificate, certification, franchise, permit or license issued by any Governmental Authority or resulting from binding arbitration, including any requirement under common law.

12.1.26 “Gross Negligence” means a negligent act or negligent failure to act (whether sole, joint or concurrent) by any person, which act or failure to act is more fundamental than a failure to exercise proper skill and/or care and would reasonably be perceived as entailing an extreme degree of risk of injury to a Person or physical loss of or damage to property (considering the probability and magnitude of the potential injury, loss or damage), coupled with the person’s actual awareness of and indifference to such extreme risk.

12.1.27 “Indemnified Party” has the meaning given such term in Section 5.4.1.

12.1.28 “Indemnifying Party” has the meaning given such term in Section 5.4.1(a).

12.1.29 “Indemnity Notice” has the meaning given such term in Section 5.4.2.

12.1.30 “Invoice” has the meaning given such term in Section 4.1.3.

12.1.31 “LLC Agreement” has the meaning given such term in Section 1.4.

12.1.32 “Management Services” has the meaning given such term in Section 1.2.

12.1.33 “Non-Conforming Drilling Contract” means any drilling contract for which Provider has notified the Company Group, prior to the Company Group’s entry therein, that the indemnification provisions contained therein do not conform with the Transocean Group’s written contracting principles in effect at the time a member of the Company Group entered into such drilling contract. Provider shall provide the Company electronic access to written copies of its contracting principles in effect as of the Effective Time and during the term of this Agreement and shall provide the Company electronic access to written copies of any amendments or updates to such contracting principles.

The Company shall provide to Provider drafts of any drilling contracts to be entered into by any member of the Company Group after the Effective Date prior to entering into any such drilling contracts.

12.1.34 “NYSE” means the New York Stock Exchange.

12.1.35 “Party” is defined in the introduction to this Agreement.

12.1.36 “Person” means any individual, partnership, joint venture, corporation, limited liability company, limited liability partnership, trust, unincorporated organization or association or a Governmental Authority.

12.1.37 “Provider” is defined in the introduction to this Agreement.

12.1.38 “Provider Indemnified Parties” has the meaning given such term in Section 5.2.1.

12.1.39 “Provider Systems” has the meaning given such term in Section 2.2.4(b).

12.1.40 “Regardless of Cause” means, whether or not any Damages are asserted to have arisen by virtue of tort (including negligence), breach of statutory duty, breach of contract (including breach of condition) or quasi-contract, strict liability, misrepresentation, breach of any laws, regulations, rules or orders of any Governmental Requirements or otherwise, on the part of the Party or other Person seeking indemnity (or exclusion or limitation of liability). Regardless of Cause means whether or not any Damages are asserted to have been caused by or arisen by virtue of Gross Negligence on the part of the Party or other Person seeking indemnity (or exclusion or limitation of liability).

12.1.41 “Reimbursement Statement” has the meaning given such term in Section 4.1.2.

12.1.42 “SEC” means the United States Securities and Exchange Commission.

12.1.43 “Security Regulations” has the meaning given such term in Section 2.2.4(b).

12.1.44 “Services” has the meaning given such term in Section 1.2.

12.1.45 “Services Fee” has the meaning given such term in Section 4.1.2.

12.1.46 “Technical Services” has the meaning given such term in Section 1.1.

12.1.47 “Third Party Costs” has the meaning given such term in Section 4.2.

12.1.48 “Transfer Pricing Rules” means the requirements under Section 482 of the U.S. Internal Revenue Code of 1986, as amended, or comparable provisions of state, local or foreign law.

12.1.49 “Transocean Confidential Information” has the meaning given such term in Section 6.2.1.

12.1.50 “Transocean Group” means Transocean Ltd. and its subsidiaries, other than the Company and its subsidiaries.

12.1.51 “Transocean Software” has the meaning given such term in Section 2.2.4(a).

12.1.52 “Transfer Taxes” has the meaning given such term in Section 4.1.6.

12.1.53 “Willful Misconduct” means any intentional wrongful act or intentional wrongful failure to act (whether sole, joint or concurrent) with actual knowledge that such act (or failure to act) is wrongful and with the intention to cause injury to a person, physical loss of or damage to property, breach of a contract or quasi-contract or breach of any Government Requirement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Date.

PROVIDER	COMPANY

TRANSOCEAN OFFSHORE DEEPWATER DRILLING INC.	TRANSOCEAN PARTNERS LLC

By:	By:
Name:	Name:
Title:	Title:

COMPANY HOLDING SUBSIDIARIES

TRITON RIGP DCL HOLDINGS LIMITED	TRITON RIGP DIN HOLDINGS LIMITED

By:	By:
Name:	Name:
Title:	Title:

TRITON RIGP DD3 HOLDINGS LIMITED	TRANSOCEAN RIGP DCL OPCO LIMITED

By:	By:
Name:	Name:
Title:	Title:

TRANSOCEAN RIGP DIN OPCO LIMITED	TRANSOCEAN RIGP DD3 OPCO LIMITED

By:	By:
Name:	Name:
Title:	Title:

Signature Page to

Master Services Agreement

COMPANY OPERATING SUBSIDIARIES

TRANSOCEAN RIGP DCL LLC	TRANSOCEAN RIGP DIN LLC

By:	By:
Name:	Name:
Title:	Title:

TRANSOCEAN RIGP DD3 LLC

By:
Name:
Title:

Signature Page to

Master Services Agreement

EXHIBIT A

PROVIDER AFFILIATES AND SUBSIDIARIES

Exhibit A

EXHIBIT B

FORM OF JOINDER

This Joinder Agreement (this “Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with that certain Master Services Agreement (the “Master Services Agreement”) by and among Transocean Offshore Deepwater Drilling Inc., a Delaware corporation (together with its Affiliates and subsidiaries set forth on Exhibit A to the Master Services Agreement, “Provider”), Transocean Partners LLC, a Marshall Islands limited liability company (the “Company”), the holding company subsidiaries of the Company which are signatories to the Master Services Agreement (each a “Company Holding Subsidiary”) and the rig-operating subsidiaries of the Company which are signatories to the Master Services Agreement (each a “Company Operating Subsidiary”). Capitalized terms not defined herein shall have the meanings given to such terms in the Master Services Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Joining Party shall become a party to the Master Services Agreement as of the date hereof, and (i) shall have all of the rights and obligations thereof as more fully set forth therein as if it had executed the Master Services Agreement directly, and (ii) agrees to be bound by the terms, provisions and conditions pertaining thereto, as more fully set forth therein, as if it had executed the Master Services Agreement directly.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date written below.

Date:

The Joining Party is becoming a Party to the Master Services Agreement as (check one):
☐ Company Holding Subsidiary
☐ Company Operating Subsidiary

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By:
Name:
Title:

Exhibit B